EXHIBIT 10.1





                         INVESTMENT MANAGEMENT AGREEMENT

                                     between

                              MARINER PARTNERS INC.

                                       and

                                  NYMAGIC, INC.

                    on behalf of itself and its subsidiaries

                  NEW YORK MARINE AND GENERAL INSURANCE COMPANY

                                       and

                            GOTHAM INSURANCE COMPANY





                                 October 1, 2002

This INVESTMENT MANAGEMENT AGREEMENT, dated the 1st day of October, 2002, is between Mariner Partners, Inc., a corporation organized under the laws of the State of Delaware (the "Adviser") and NYMAGIC, Inc. a New York corporation acting on behalf of itself and its two subsidiaries, New York Marine and General Insurance Company and Gotham Insurance Company (collectively, the "Client").

WHEREAS, the Client desires to retain the Adviser to provide discretionary investment advisory services with respect to certain of the assets of the Client to be invested in accordance with Section 1, below; and

WHEREAS, the Adviser is willing to accept such appointment, subject to the terms and conditions described herein;

NOW THEREFORE, in consideration of the mutual promises contained herein, and other good and valuable consideration as set forth herein, the Adviser and the Client agree as follows:

1.   Appointment of the Adviser.

     (a) The Client hereby appoints the Adviser to serve as investment adviser of the Client's investment account assets listed on Schedule A (collectively, the "Accounts"), and the Adviser hereby accepts such appointment and agrees to perform its obligations in accordance with the terms of this Agreement (which includes the Schedules hereto) and the Investment Policy Guidelines (a copy of which are attached as Schedule B). The Adviser hereby accepts such appointment.

     (b) The assets of the Client comprising the Accounts shall be managed by the Adviser in as many different categories as may be instructed by the Client from time to time. Initially, the Client has allocated assets into three different categories, (i) (cash management) the "Liquidity Portfolio", (ii) (fixed income investing) the "Fixed Income Portfolio" and (iii) (investment in alternative investment vehicles) the "Hedge Fund Portfolio". The Client may designate and re-designate the amount of assets in each category from time to time, in its sole discretion, subject to the limitations imposed by certain funds invested in the Hedge Fund Portfolio. The Adviser shall ensure that the assets of each Account are maintained separately on the books of the Client's custodian and shall manage the assets comprising each Account separately, as provided by the terms of this Agreement.

2.   Authorities and Duties of the Adviser.

     (a) The Adviser shall provide investment advisory services to the Accounts and shall in such capacity have full discretion and authority, without obtaining the prior approval of the Client or any agent of the Client (except as may be required by law or as otherwise required by this Agreement), to:

          (i) purchase, sell, redeem, invest, reinvest or otherwise trade any security or other permitted investment on behalf of the Accounts;

          (ii) exercise any conversion and/or subscription rights available in connection with any securities or other investments;

          (iii) instruct an Account's custodian to deliver for cash received, securities sold, exchanged, redeemed or otherwise disposed of on behalf of the Account, and to pay cash for securities delivered to the custodian and/or credited upon acquisition of same;

          (iv) determine how to vote all proxies received with respect to securities held by an Account and direct the custodian as to the voting of such proxies;

          (v) select broker-dealers to purchase, sell or otherwise trade in or deal with any security;

          (vi) place orders with any broker-dealer so selected, to purchase, sell or otherwise trade in or deal with any security;

          (vii) engage personnel, whether full time or part time, in connection with the investment Advisory services hereunder;

          (viii) engage outside professionals, including without limitation investment sub-advisers, appraisers, attorneys, consultants and other experts, in connection with the investment advisory services hereunder;

          (ix) value the securities and other assets of an Account in accordance with the valuation policies and guidelines set forth in Section 4;

          (x) make and execute all such contracts, agreements, instruments and other documents as the Adviser may deem necessary or appropriate in connection with the performance of its investment advisory duties hereunder or as the Client may reasonably request from time to time; and

          (xi) take all such other actions as the Adviser may deem necessary or appropriate in connection with the performance of its investment advisory duties hereunder.

     (b) In furtherance of the foregoing, the Client hereby designates and appoints the Adviser as its agent and attorney-in-fact with respect to each Account, with full power and authority and without the need for further approval of the Client or any other agent of the Client (except as may be required by law or as otherwise required by this Agreement), to complete and execute all documents as may be required to effect an investment and to take any and all actions that the Adviser, in its discretion, shall deem advisable to carry out its duties with respect to the assets of the Accounts.

     (c) The Adviser shall not effect any investment transaction for an Account that is inconsistent with (i) any applicable law or regulation, or (ii) the investment objectives, policies, guidelines and restrictions adopted from time to time by the Client with respect to such Account.

     (d) With respect to the portion of an Account so designated from time to time as the "Hedge Fund Portfolio" by the Client, the Adviser shall construct a portfolio of Hedge Funds on behalf of the relevant Account, the primary purpose of which shall be to achieve capital appreciation by investing in private investment entities which are not registered under the U.S. Investment Company Act of 1940, as amended. The Adviser intends to achieve this objective by allocating the assets of the account designated to the Hedge Fund Portfolio among a group of portfolio managers, which may include affiliates of the Adviser. The Adviser shall be responsible for fund selection, rebalancing, reconstituting and reviewing the portfolio in accordance with the Adviser's reasonable business judgment.

3.   Fees and Expenses.

     (a) The Client shall pay the Adviser an Advisory Fee, in advance, at the beginning of each calendar quarter, at the rate per annum set forth on Schedule C as applied to such relevant portion of the Account based on the fair market value of the assets comprising such portion of the Account as of the last day of the calendar quarter previously ended, except for the calendar quarter for which this Agreement is first effective, in which case the Advisory Fee shall be determined based upon the inception value. The parties hereto agree to reevaluate the fee schedule on an annual basis and will adjust the schedule of fees with the mutual consent of all parties hereto.

     (b) In computing the market value of any investment held by an Account, each security listed on a national securities exchange shall be valued at the last quoted sale price on the valuation date on the principal exchange on which such security is traded. Any security listed on a national security exchange that has no quoted last sale price on the valuation date and any other security or asset shall be valued in a manner determined in good faith by the Adviser to reflect its fair market value. In respect of fixed-income securities in an Account, the value of each security for which readily available market quotations exist is based on the most recent sale, the most recent available bid price, or the mean between the most recent available bid and asked prices in the broadest and most representative market for that security as determined by the Adviser. The Adviser may use independent pricing services to value the securities at such times and to such extent that the Adviser deems appropriate.

     (c) If this Agreement commences or terminates at any time other than the beginning or end of a calendar quarter, respectively, the Advisory Fee shall be prorated based on the portion of such calendar quarter during which this Agreement was in force. Similar adjustments will be made in the event of an addition or withdrawal of assets during a calendar quarter. The Client understands that assets invested in hedge funds will bear additional fees and expenses, including performance-related fees, charged by the respective fund managers in addition to the Advisory Fee. In the event assets of an Account designated a Hedge Fund Portfolio are invested in alternative investment vehicles managed by the Adviser or any of its affiliates, the Advisory Fee imposed by this Agreement on such assets shall be waived (however, other fee(s) imposed by such alternative investment vehicle managed by the Adviser or its affiliate will be charged).

     (d) The Adviser shall bear all expenses related to the performance of its services under this Agreement, including without limitation travel expenses, research, rent, utilities, and salaries. Any fees or expenses incurred by the client in connection with the operation or maintenance of the Account without the express written consent of the Adviser shall not be the obligation of the Adviser.

     (e) Within ten (10) Business Days after the beginning of each calendar quarter, the Adviser will provide the Client with a statement setting forth the aggregate assets of each Account as of the last day of the quarter previously ended and the calculation of the Advisory Fee payable as of such date. For purposes of this Agreement, the term Business Day shall mean any day, other than a Saturday or Sunday, on which commercial banks in New York City are not authorized or required by law to be closed.

4.   Representations and Warranties of the Adviser.

     The Adviser represents and warrants to the Client that:

     (a) It is a corporation duly formed, validly existing and in good standing under the laws of the State of Delaware; and

     (b) This Agreement has been duly authorized, executed and delivered by the Adviser and constitutes a valid and binding agreement of the Adviser,
enforceable   against  it  in  accordance  with  its  terms,   except  that  the
enforceability thereof may be subject to (i) bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors' rights and (ii) general principles of equity (regardless of whether such enforcement is considered in a proceeding in equity or at law).

5.   Representations and Warranties of the Client.

     The Client represents and warrants to the Adviser that:

     (a) It is a corporation duly formed, validly existing and in good standing under the laws of the State of New York;

     (b) This Agreement has been duly authorized, executed and delivered by it and constitutes a valid and binding agreement of the Client, enforceable in accordance with its terms except that the enforceability thereof may be subject to (i) bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors' rights and (ii) general principles of equity (regardless of whether such enforcement is considered in a proceeding in equity or at law);

     (c) The Client hereby represents and warrants that: (a) the Client beneficially owns all of the assets comprising each of the Accounts or has discretionary authority over such assets with authority to appoint an investment Adviser with respect to such assets; (b) there are no restrictions on the transfer, sale and/or public distribution of the assets comprising each Account;
(c) the Client has appointed no other investment adviser with respect to the assets comprising the Accounts; and (d) the Client has previously furnished to the Adviser a copy of all applicable statutes and regulations, if any, regarding its authority to enter into this Agreement and to undertake the investments contemplated hereunder; and

     (d) The Client shall have full responsibility for payment of all taxes due on capital or income held or collected for the Accounts.

6.   Other Activities and Investments.

     (a) The Adviser shall not be required to devote its full time to the affairs of the Accounts, but shall devote such of its time to the business and affairs of the Accounts as it shall, in its discretion exercised in good faith, determine to be necessary to conduct the affairs of each Account.

     (b) The Adviser and each of its directors, officers, affiliates, employees or agents thereof may engage in or possess an interest in other business ventures or commercial dealings of every kind and description, independently or with others, including, but not limited to, management of other accounts, investment in, or financing, acquisition and disposition of, securities, investment and management counseling, brokerage services, serving as directors, officers, advisers or agents of other companies, partners of any partnership, or trustee of any trust, or entering into any other commercial arrangements, whether or not any such activities may conflict with any interest of the parties hereto with respect to the Account.

     (c) The Client understands that the Adviser performs investment advisory services for clients other than the Client and that the Adviser may give advice, make recommendations and take action with respect to other clients that may be similar or different from that given to the Client. The Client recognizes that other clients of the Adviser, as well as the Adviser, its principals, employees, affiliates and their family members, may hold, and engage in transactions in, securities purchased or sold for the Client or about which the Adviser has given the Client recommendations or advice. The Client also agrees that the Adviser has no obligation to purchase, sell or make recommendations with respect to any security for the Client that the Adviser purchases, sells or recommends to any client, or in which the Adviser, its principals, employees, affiliates or their family members engage. The Adviser, its principals, employees, affiliates and family members may invest in securities or other investments that are not made available to the Client.

     (d) In executing portfolio transactions for an Account, the Adviser may, to the extent permitted by applicable laws and regulations, but shall not be obligated to, aggregate the securities to be sold or purchased with those of other Accounts or its other clients if, in the Adviser's reasonable judgment, such aggregation (i) will result in an overall economic benefit to the relevant Account, taking into consideration the advantageous selling or purchase price, brokerage commission and other expenses, and trading requirements, and (ii) is not inconsistent with the investment guidelines applicable to the Account. In such event, the Adviser will allocate the securities so purchased or sold, and the expenses incurred in the transaction, in an equitable manner, consistent with its fiduciary obligations to the Account and such other clients.

     (e) The Client hereby acknowledges that the Client has been informed by the Adviser that the Adviser is not registered as an Investment Adviser under the Investment Advisers Act of 1940, as amended, or any state or local authority.

7.   Account and Other Information.

     (a) The Adviser shall furnish the Client with statements of the portfolio assets of each Account and investment results relating thereto on a monthly basis. Such reports shall indicate the assets in the Account, including their performance, both in the aggregate and on an Account-by-Account basis (and within the Hedge Fund Portfolio, on a fund by fund basis). The Adviser shall also send to the Client copies of financial statements, investment reports or letters that it receives from the managers of the investment entities in which an Account invests.

     (b) The Adviser shall retain, or arrange for the retention of, for a period of at least two (2) years from the date of the termination of this is Agreement, copies of any documents generated or received by the Adviser in the ordinary course of business relating to the performance of its duties hereunder or to the compensation payable to the Adviser pursuant to this Agreement.

8.   Directions and Information Provided to the Adviser.

     (a) The Client may, from time to time, in the Client's discretion, issue directions or instructions to the Adviser with respect to an Account, provided that any such directions, instructions or amendments are in writing and furnished to the Adviser. The Adviser shall be fully protected in, and shall have no liability for loss resulting from, relying upon any directions, instructions, or amendments from the Client in accordance with the previous sentence and the Client shall indemnify and hold the Adviser harmless with respect to such liability.

     (b) The Adviser shall be fully protected in, and shall have no liability for loss resulting from, acting upon any instrument, certificate or paper believed by it to be genuine and to be signed or presented on behalf of the Client by the proper person or persons, and the Adviser shall be under no duty to make any investigation or inquiry as to any statement contained in any such writing but may accept the same as conclusive evidence of the truth and accuracy of the statements therein contained and the Client shall indemnify and hold the Adviser harmless with respect to such liability.

     (c) Notwithstanding anything herein to the contrary, the Adviser shall not be obligated to follow any instruction or direction of the Client if following such instruction or direction would interfere with the completion of any transaction commenced on behalf of an Account prior to the Adviser's receipt of such instruction, direction or amendment in accordance with the terms of such transaction.

9.   Limitation of Liability; Indemnification.

     (a) To the fullest extent permitted by law, the Adviser shall not be liable to the Client for any expenses, losses, damages, liabilities, demands, charges and claims of any kind or nature whatsoever (including without limitation any reasonable legal expenses and costs and expenses relating to investigating or defending any demands, charges and claims) (collectively, the "Losses") by or with respect to an Account, except to the extent that such Losses are actual investment losses which are the direct result of an act or omission taken or omitted by the Adviser during the term of the Agreement which constitutes gross negligence or bad faith with respect to the Adviser's obligations under this Agreement or a material breach of this Agreement.

     (b) To the fullest extent permitted by law, the Client shall reimburse, indemnify and hold harmless the Adviser, its affiliates and their shareholders, partners, directors, officers, employees and any other person controlled by or controlling the Adviser (collectively, the "Indemnified Parties") for, from and against any and all direct Losses (i) relating to this Agreement or the Account arising out of any misrepresentation or act or omission or alleged act or omission on the part of the Client, its previous advisers, or any of their agents; or (ii) relating to any demand, charge or claim in respect of any Indemnified Party's acts, omissions, transactions, duties, obligations or responsibilities arising in connection with this Agreement, unless (x) a court with appropriate jurisdiction shall have determined by a final judgment which is not subject to appeal that such Indemnified Party is liable in respect of the demands, charges and claims referred to in this subparagraph, (y) the loss resulted from an act or omission of the Indemnified Party that constitutes gross negligence, bad faith, or a material breach of this Agreement, or (z) such Indemnified Party shall have settled such demands, charges and claims without the Client's consent.

     (c) The indemnification provisions set forth in this Agreement shall survive the termination of this Agreement.

10.  Independent Contractor; Sub-Advisers.

     For all purposes of this Agreement, the Adviser shall be an independent contractor and not an employee or dependent agent of the Client or the Account; nor shall anything herein or any action taken pursuant to this Agreement be construed as creating a separate trust, fund, joint venture, partnership or fiduciary relationship of any kind on the part of the Client or an Account with respect to the Adviser, any of its affiliates or any of its other clients. The Adviser shall be expressly permitted to retain sub-advisers from time to time to manage part or all of the Accounts provided that (i) the Adviser shall remain liable for the management of the assets of each Account as if the Adviser itself was so acting and (ii) the Adviser shall pay all of the fees and expenses of the Sub-Adviser from its compensation under this Agreement.

11.  Term; Termination.

     Subject to the ability of either party to terminate this Agreement as described below, this Agreement shall remain in full force and effect from the date first written above until the third annual anniversary of such date, and may be extended from year to year thereafter with the mutual consent of all parties hereto (mutual consent shall be assumed unless a party hereto affirmatively objects). This Agreement may be terminated by any party hereto, without penalty, at any time upon 30 days' prior written notice or such shorter period as the parties may agree. On the official date of termination, the Adviser shall provide the Client with a final report for the Account and a refund of the Advisory Fee, if required pursuant to Section 3 hereof. The Client understands and agrees that the Adviser will take all reasonable measures to protect and preserve the assets of the Account upon termination but any withdrawals from underlying funds will be subject to the restrictions imposed by such funds and, as such, the Client may be required to hold such interests after the date of termination of this Agreement.

12.  Additions; Withdrawals; Reallocations.

     The Client may increase or decrease the assets comprising each Account, or reallocate the amounts allocated to the various portfolios. Once part or all of the assets comprising an Account are invested by the Adviser in a private investment fund, any and all assets comprising the Account invested in a fund may be withdrawn by the Client at any time, but subject to the terms and conditions applicable to an investor in such fund. The Client further agrees and acknowledges that any withdrawals from the underlying funds may be restricted to the extent that the assets comprising the Account are invested in hedge funds.

13.  Confidentiality

     The Adviser shall treat as confidential all information pertaining to the Accounts and the Client and all aspects of the relationship established by this Agreement, except as may be necessary to comply with applicable laws or regulations. Notwithstanding the foregoing, the Adviser shall not be prohibited from including the Client on Adviser's list of representative clients.

14.  Notices.

     Except as otherwise provided herein, all notices or other communications required or permitted hereunder shall be in writing and shall be delivered, telecopied or telexed and confirmed to the requisite party, at its address as follows:

     If to the Adviser:

                  Mariner Partners Inc.
                  780 Third Avenue
                  16th Floor
                  New York, New York 10017
                  Attn:    Chip Howe, Chief Operating Officer
                           Telephone:  (212) 758-6200
                           Facsimile:  (212) 758-6680

                  With a copy to:

                  Mariner Partners, Inc.
                  780 Third Avenue
                  16th Floor
                  New York, New York 10017
                  Attn:    Peter O'Rourke, General Counsel
                           Telephone:   (212) 758-3577
                           Facsimile:   (212) 758-6680

     If to the Client:

                  NYMAGIC, INC.
                  330 Madison Avenue
                  New York, NY 10017-5001
                  Attn:    A. George Kallop, Executive Vice President
                           Telephone: (212) 551-0744
                           Facsimile: (212) 551-0717

                  With a copy to:

                  NYMAGIC, INC.
                  330 Madison Avenue
                  New York, NY 10017-5001
                  Attn:    Paul Hart, general Counsel
                           Telephone: (212) 551-0777
                           Facsimile: (212) 551-0717


Each party may change its address set forth above by giving notice to the other parties in accordance with the provisions of this Section 17.

15.  Miscellaneous.

     (a) Amendment; Modification; Waiver. Except as expressly provided herein, this Agreement shall not be amended, nor shall any provision of this Agreement be considered modified or waived, unless evidenced by a writing signed by each of the parties hereto.

     (b) Binding Effect; Assignment. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors, but the rights and obligations hereunder shall not, except as otherwise expressly provided herein, be assignable, transferable or delegable without the written consent of the other party hereto and any attempted assignment (as defined in the Investment Advisers Act of 1940, as amended), transfer or delegation thereof without such consent shall be void.

     (c) Entire Agreement. This Agreement, constitutes the entire understanding and agreement between the parties and supercedes all prior understandings and agreements, whether oral or written, between the parties concerning the subject matter hereof.

     (d) Severability. Each provision of this Agreement shall be considered separable and if for any reason any provision or provisions herein are determined to be invalid and contrary to any existing or future law, the balance of this Agreement shall be interpreted, to the extent practicable, so as to give effect to the original intent of the parties hereto.

     (e) Counterparts. This Agreement may be executed in multiple counterparts all of which counterparts together shall constitute one agreement.

     (f) Governing Law. This Agreement shall be governed by and construed both as to validity and enforceability in accordance with the laws of the State of New York, without regard to the conflict of laws provisions of such jurisdiction.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the day and year set forth above.


                                MARINER PARTNERS, INC.


                                By: /s/ William J. Michaelcheck
                                   -------------------------------------------
                                   Name:  William J. Michaelcheck
                                   Title:  Chairman and CEO


                                NYMAGIC, INC.


                                By: /s/ George R. Trumbull
                                   -------------------------------------------
                                   Name:  George R. Trumbull
                                   Title:  Chairman and CEO


                                NEW YORK MARINE AND GENERAL
                                  INSURANCE COMPANY


                                By: /s/ George R. Trumbull
                                   -------------------------------------------
                                   Name:  George R. Trumbull
                                   Title:  Chairman and CEO


                                GOTHAM INSURANCE COMPANY


                                By: /s/ George R. Trumbull
                                   -------------------------------------------
                                   Name:  George R. Trumbull
                                   Title:  Chairman and CEO

                                   Schedule A



NYMAGIC, Inc. Accounts:
----------------------

Liquidity Portfolio

Fixed Income Portfolio

Hedge Fund Portfolio

New York Marine and General Insurance Company Accounts:
------------------------------------------------------

Liquidity Portfolio

Fixed Income Portfolio

Hedge Fund Portfolio


Gotham Insurance Company Accounts:
---------------------------------

Liquidity Portfolio

Fixed Income Portfolio

Hedge Fund Portfolio

                                   SCHEDULE B


                                     NYMAGIC

                          INVESTMENT POLICY GUIDELINES

OVERVIEW

The company follows an investment policy, which is reviewed quarterly and revised periodically by management and the Finance Committee of the Board of Directors. The company recognizes that an important component of its financial results are the return on invested assets. As such, management will establish the appropriate mix of traditional fixed income securities and other investments (including equity and equity-type investments; e.g. hedge funds) to maximize the rates of return while minimizing undue reliance on low quality securities. Overall investment objectives are to (i) seek competitive after-tax income and total return as appropriate, (ii) maintain, in aggregate, medium to high investment grade asset quality, (iii) ensure adequate liquidity and marketability to accommodate operating needs, (iv) maintain fixed income maturity distribution commensurate with the company's business objectives and
(v) provide portfolio flexibility for changing business and investment climates. The company's investment strategy incorporates guidelines (listed below) for asset quality standards, asset allocations among investment types and issuers, and other relevant criteria for the investment portfolio. In addition, invested asset cash flows, both current income and investment maturities, are structured after considering projected liability cash flows of loss reserve payouts using actuarial models.

The investments of the company's subsidiaries will conform to the requirements contained in the New York State Insurance Law and Regulations as well as the National Association of Insurance Commissioners.

     SPECIFIC GUIDELINES (New York Marine)

1. Liquidity Portfolio: Liquid funds will, at a minimum, represent 7.5% of total investable funds. Investments in the Liquidity Portfolio shall be limited to cash, direct obligations of the U.S. Government, repurchase agreements, obligations of government instrumentalities, obligations of government sponsored agencies, certificates of deposit, prime bankers acceptances, prime commercial paper, corporate obligations and tax-exempt obligations rated Aa3/AA- or MIG2 or better. No investment in the Liquidity Portfolio will exceed one year's duration from the time of purchase. No investment in the Liquidity Portfolio will exceed 5% of policyholders' surplus except for direct obligations of the U.S. Government or its instrumentalities or repurchase agreements collateralized by direct obligations of the U.S. Government or its instrumentalities in which case there will be no limit.

2. Fixed Income Portfolio: Obligations of the U.S. Government, it's instrumentalities, and government sponsored agencies will not be restricted as to amount or maturity. Corporate and tax-exempt investments in the Fixed Income portfolio will be restricted to those obligations rated Baa2/BBB or better; concentration will not exceed 5% of policyholder's surplus; and maturity will not exceed 30 years from date of purchase. Investments in asset-backed securities shall similarly be rated Baa2/BBB or better and individual issues will be restricted to 5% of policyholder's surplus. Likewise maturities will not exceed 30 years from date of purchase. Preferred stock investments with sinking funds will be rated Baa2/BBB or better and individual issues will be limited to 5% of policyholder's surplus. All investments in Fixed Income securities rated less than A3/A-will be limited to 7% of total investments at the time of purchase.

3. Hedge Funds Portfolio: Investments in this category (including convertible securities) will not exceed in aggregate 30% of policyholders' surplus or 15% of total investments whichever is greater. Equity investments in any one issuer will not exceed 5% of policyholders' surplus at the time of purchase as last reported to the New York State Insurance Department. Investments in any individual hedge fund will not exceed 5% of policyholders' surplus at the time of purchase as last reported to the New York State Insurance Department. For the purposes of this 5% limitation, in the event that an individual hedge fund is comprised of a pool (basket) of separate and distinct hedge funds, then this 5% limitation will apply to the individual funds within the pool (or basket).


SUBSIDIARIES

     New York Marine's investments in subsidiary companies are excluded from the requirements of New York Marine's investment policy.


SPECIFIC GUIDELINES (Gotham)

     The investment policy of Gotham is identical to that of New York Marine.

                                   SCHEDULE C


Assets of the Account allocated to the various portfolios shall be assessed the fee set forth opposite the portfolio below:


               PORTFOLIO                                  FEE
        -----------------------                         -------
        Liquidity Portfolio                              0.20%

        Fixed Income Portfolio                           0.30%

        Hedge Fund Portfolio                             1.25%*


*Note, this fee shall be waived at the Account level with respect to the assets of the Account, if any, invested in hedge funds managed by the Adviser or its affiliates.